Exhibit 99.1

To all Associates:

The Holidays have now passed and we are all back working to achieve our goals and budgets for the new year. I hope you all had a joyous and restful holiday season. A few weeks ago, I sent a note to all of you regarding our recently announced agreement to be acquired by Sycamore Partners. The transaction remains on track to close in the second quarter of 2014, at which time we would become a privately held company.

For most of you, your day to day responsibilities will remain the same as we move toward closing the transaction.  While I recognize that change can be unsettling, let me assure you that it remains “business as usual” at The Jones Group and we must all continue our efforts to deliver great products! I expect that after the deal closes, the majority of you will not experience any difference in your day to day activities, physical location, salaries or benefits, and our culture of striving for excellence will remain unchanged.  There are some of you who will have added work in helping to complete the transaction, as there are many steps that still need to be taken before the transaction closes. This impact will be felt primarily in the finance and administrative departments of the Company, where the majority of the remaining work to be done is centered.

There will be some technical and legal organizational changes in connection with the transaction and becoming a private company.  These will be primarily related to the organizational and financial structure of the new private company, so don’t be concerned about any suggestions or discussions of “carve-outs” or “break-ups”, etc.   We are also working on some organizational restructuring that will better align us for future success, which is being driven by the management team and me.  We will do our best to keep you updated as we work through this process.

Because our company and brands are highly recognized around the world, I expect there will continue to be many press reports and rumors about the pending transaction. We will do our best to keep you informed during this period, however, as is company policy, we won’t be commenting on every report that appears in the press or media. My strong advice is to keep focused on the tasks at hand and in the end I expect that it will seem as if very little has changed.  Consistent with our policy, please immediately forward any inquiries you may receive from the media or other third parties to John McClain at 212-703-9189 or JMcClain@jny.com.

Over the next months I plan to visit with as many of you as I can in Town Hall or other settings to keep you updated on current events and answer questions. I am confident this will be a successful year for us and appreciate all the efforts you are making to achieve our goals.

Best regards,
Wes

Cautionary Statement Regarding Forward-Looking Statements
Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this communication that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words.  Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected results in such forward-looking statements.  Such risks and uncertainties include, among others:  any conditions imposed on the parties in connection with the consummation of the transactions described herein; approval of the merger by the Company’s shareholders (or the failure to obtain such approval); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the merger agreement on the proposed terms and schedule; the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations.  Any or all of the Company’s forward-looking statements may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company.  In connection with the proposed merger, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Jones Group Inc. Investor Relations at 1411 Broadway, New York, NY 10018, telephone number (212) 703-9819, or from the Company’s website, www.jonesgroupinc.com.

Certain Information Concerning Participants
The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 15, 2013.  Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.  Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.